RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

March 1, 2006

State Street Bank & Trust Company
Two Avenue de Lafayette - 6th Floor
Boston, MA  02111
Attn:  Investor Reporting Department / Kevin R. Powers

Ladies and Gentlemen:

      Reference is made to the Transfer Agency Services Agreement between us dated as of May 3, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Trust's desire to include the below listed new Funds (the "Additional Funds") as additional funds under the Agreement.

Rydex S&P 500 Pure Value ETF              Rydex S&P MidCap 400 Pure Growth ETF
Rydex S&P 500 Pure Growth ETF             Rydex S&P SmallCap 600 Pure Value ETF
Rydex S&P MidCap 400 Pure Value ETF       Rydex S&P SmallCap 600 Pure Growth ETF

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you confirm that you will act as Transfer Agent with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                              Very truly yours,

                              RYDEX ETF TRUST


                              By:          /s/ Nick Bonos
                                           -------------------------------------
                              Name:        Nick Bonos
                              Title:       Vice President and Treasurer

                              Accepted:

                              STATE STREET BANK AND TRUST COMPANY


                              By:          /s/ Joseph L. Hooley
                                           -------------------------------------
                              Name:        Joseph L. Hooley
                              Title:       Executive Vice President
                                           Duly Authorized

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                                    EXHIBIT A
                           APPROVED AS OF MAY 3, 2005
                    AMENDED AND RESTATED AS OF MARCH 1, 2006

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

        RYDEX RUSSELL TOP 50 ETF                             (5/25/05)

        RYDEX S&P 500 EQUAL WEIGHT ETF                       (9/1/05)

        RYDEX S&P 500 PURE VALUE ETF                         (3/1/06)
        RYDEX S&P 500 PURE GROWTH ETF                        (3/1/06)
        RYDEX S&P MIDCAP 400 PURE VALUE ETF                  (3/1/06)
        RYDEX S&P MIDCAP 400 PURE GROWTH ETF                 (3/1/06)
        RYDEX S&P SMALLCAP 600 PURE VALUE ETF                (3/1/06)
        RYDEX S&P SMALLCAP 600 PURE GROWTH ETF               (3/1/06)